Exhibit 99

Investor Quarterly Update

Third Quarter 2005

Third Quarter Highlights

•	New company off to fast start

•	Strong revenues, profit and cash flow performance

•	Wireless pro forma net adds of 1.3 million push total subs to 45.6 million

•	Substantial progress on merger integration and Local spin

Inquiries should be directed to:

Media Relations

Nick Sweers

913-794-3460

nicholas.sweers@sprint.com

Investor Relations

Kurt Fawkes

913-794-1140

Investorrelations@sprint.com

INDEX

Earnings Release	1-10
Consolidated Statements of Operations	11
Notes to Statements of Operations	12
Consolidated Balance Sheets	13
Consolidated Cash Flows	14
Reconciliations	15-18
Quarterly Pro Forma Schedule	19-20
Key Statistics	21
Local Segment Reconciliation	22-23

Sprint Nextel Reports Third Quarter Earnings

Third Quarter Highlights

Wireless

•	Pro forma revenues of $8.07 billion increased 12% year-over-year

•	Pro forma Adjusted Operating Income* of $698 million increased 45% year-over-year

•	Pro forma Adjusted OIBDA* of $2.65 billion increased 14% year-over-year

Long Distance

•	Revenues were $1.74 billion, a slight increase from the prior quarter

•	Adjusted Operating Income* was $163 million versus a loss of $17 million in the year-ago period

•	Adjusted OIBDA* was $285 million, an 8% increase sequentially

Local

•	Revenues of $1.67 billion increased 5% year-over-year

•	Adjusted Operating Income* of $459 million increased 5% year-over-year

•	Adjusted OIBDA* was $736 million, an increase of 3% year-over-year

In its first quarterly earnings release, Sprint Nextel Corp. (NYSE: S) today reported third quarter 2005 earnings per share of 23 cents compared to a loss per share of $1.32 in third quarter 2004. Pro forma Adjusted EPS*, which removes the effects of special items, was 25 cents per share compared to 16 cents in the same period a year ago. The current quarter pro forma earnings benefited by about 4 cents per share due to lower depreciation expense in Long Distance following the asset impairment charge recorded in the year-ago period. Pro forma Adjusted EPS* was reduced by 16 cents in third quarter 2005 and 15 cents in third quarter 2004 related to incremental tax-effected net amortization and depreciation expense which has significantly increased from historical reported amounts due to the step up of our customer base in purchase accounting. Excluding these purchase accounting impacts, pro forma Adjusted EPS* was 41 cents per share compared to 31 cents in the same period a year ago.

Pro forma Consolidated revenues of $11.2 billion increased 8% from the year-ago period and pro forma Adjusted OIBDA* of $3.67 billion increased 10%. Pro forma Adjusted Operating Income* of $1.32 billion was up 46%, in part aided by the lower Long Distance depreciation expense. Total pro forma capital expenditures in the third quarter were $1.6 billion.

Editor’s Note:

In accordance with purchase accounting rules, Sprint Nextel’s third quarter 2005 reported results are comprised of Sprint’s stand-alone results for the first 43 days of the quarter, prior to the merger with Nextel Communications, Inc., plus combined Sprint and Nextel results for the remainder of the quarter. US Unwired Inc. results are included effective from the Aug. 12 acquisition date. To provide comparability with previous quarters, Sprint Nextel is also providing pro forma Consolidated and Wireless results and financial measures*. The pro forma results assume the merger of Sprint and Nextel occurred at the beginning of each reporting period presented and includes the impact of conforming the accounting policies and both financial and non-financial measures of the two companies. The Consolidated and Wireless pro forma results do not include any US Unwired results prior to the date of its acquisition because they do not significantly affect reported results. Beginning this quarter, the Local segment now includes both the local telephone operations and the North Supply product distribution business for all periods presented since North Supply will be included with the Local operations when it is spun-off, which is expected to occur in the second quarter of 2006. To provide investors continuity and comparative information, certain results for the local telephone operations only are also included in this release.

“Sprint Nextel is determined to reshape the industry with its exceptional technology portfolio, innovative vision and creative partnerships that span beyond traditional telecom providers,” said Gary Forsee, Sprint Nextel president and chief executive officer. “With most of our revenue coming from the fastest growing segments of the telecommunications industry and 100% ownership in nationwide wireless and wireline IP networks, Sprint Nextel is positioned to be the premiere distributor of content, media and data services in the industry.

“Our strong third quarter results reflect solid contributions across our telecommunications businesses. But I’m even more encouraged by our collective future and our ability to achieve truly ambitious business objectives. We’ve only just begun to let customers know, ‘Yes, you can.’”

Pro forma Consolidated revenues in the quarter were aided by double-digit growth year-over-year in Wireless, a steady contribution from Local and improved Long Distance performance.

Wireless posted year-over-year pro forma revenue growth of 12% and contributed approximately 72% of Sprint Nextel’s total pro forma revenues in the quarter. For the quarter, Wireless had a $65 pro forma direct post-paid ARPU*. Wireless added 1.3 million pro forma subscribers, ending the period with a total of 45.6 million subscribers. Wireless also built on its data leadership with the rollout of wireless high-speed data service (EV-DO or Evolution Data Optimized) to initial markets. Pro forma data revenues grew 62% from the year-ago period.

For the second consecutive quarter, Long Distance reported a sequential increase in revenues. Long Distance is benefiting from gains in enterprise IP services and demand for services by cable network operators.

Local revenues increased 5% from the year-ago period benefiting from a new major contract at North Supply. Local telephone operations revenues were flat year-over-year. Local added 48,000 DSL lines in the quarter driving a 17% improvement in data revenues.

Sprint Nextel’s third quarter results were impacted by the recent hurricane activities, resulting in service revenue credits of $45 million, bad debt expense of $17 million, $20 million of other costs primarily related to network expenses and asset impairment charges of $30 million for a total pre-tax hurricane impact of $112 million.

Free Cash Flow* this quarter of $1.35 billion includes $376 million from the sale of a portion of the investment in NII Holdings, Inc. as well as a distribution of $201 million from Virgin Mobile USA. Year-to-date Free Cash Flow* was $4.42 billion. This strong cash production has contributed to a substantial improvement in financial strength. At the end of the period, net debt* was approximately $16.4 billion.

Consolidated

Selected Unaudited Financial Data (dollars in millions except per share amounts)

	Quarter Ended Sept 30, 2005	Quarter Ended Sept 30, 2004	% diff	Nine Months Ended Sept 30, 2005	Nine Months Ended Sept 30, 2004	% diff
Net operating revenues	$9,335	$6,922	35%	$23,384	$20,498	14%
Operating income (loss)	923	(2,715)	NM	3,155	(1,273)	NM
Adjusted operating income*	1,284	874	47%	3,576	2,428	47%
Adjusted OIBDA*	3,043	2,096	45%	7,407	6,115	21%
Net income (loss)	516	(1,910)	NM	1,588	(1,449)	NM
Adjusted net income*	655	368	78%	1,764	915	93%

Diluted earnings (loss) per share	$0.23	$(1.32)	NM	$0.91	$(1.02)	NM

Adjusted earnings per share*	0.29	0.25	16%	1.01	0.63	60%

Capex	$1,252	$966	30%	$2,908	$2,642	10%

Free cash flow*	$1,354	$439	NM	$4,420	$1,373	NM

NM – Not meaningful

Selected Unaudited Pro Forma Financial Data (dollars in millions except per share amounts)

	Quarter Ended Sept 30, 2005	Quarter Ended Sept 30, 2004	% diff
Net operating revenues	$11,209	$10,349	8%
Operating income (loss)	875	(2,686)	NM
Adjusted operating income*	1,320	903	46%
Adjusted OIBDA*	3,671	3,332	10%
Net income (loss)	493	(1,837)	NM
Adjusted net income*	737	462	60%

Diluted earnings (loss) per share	$0.16	$(0.64)	NM

Adjusted earnings per share*	$0.25	$0.16	56%
Amortization and depreciation (a)	0.16	0.15	7%
Adjusted EPS* excluding amortization & depreciation	0.41	0.31	32%

NM – Not meaningful

(a)	Represents the diluted per share effect of the incremental net amortization and depreciation expense, net of tax, of $465 million in 2005 and $443 million in 2004 associated with purchase accounting step-up.

Discussion of the following Consolidated results is on a pro forma basis.

•	In the third quarter of 2005, the difference between Sprint Nextel’s operating income and Adjusted Operating Income* is the result of pre-tax charges of $120 million primarily related to the impact of the hurricanes and $325 million in merger and integration expense. These merger costs have been reflected as unallocated corporate costs and therefore have been excluded from segment results.

•	The third quarter 2004 special items mostly consist of the Long Distance asset impairment charge.

•	The difference between net income and Adjusted Net Income* includes the after-tax impacts of the following: the above special items, the consent fee payment related to the merger with Nextel, the net gains related to investment activities and equity in earnings, and the premium related to the early retirement of debt in 2004.

Wireless

Selected Unaudited Financial Data (dollars in millions)

	Quarter Ended Sept 30, 2005	Quarter Ended Sept 30, 2004	% diff	Nine Months Ended Sept 30, 2005	Nine Months Ended Sept 30, 2004	% diff
Net operating revenues
Service	$5,362	$3,244	65%	$12,116	$9,285	30%
Equipment	601	350	72%	1,305	1,115	17%
Wholesale, affiliate and other	227	166	37%	677	411	65%
Net operating revenues	6,190	3,760	65%	14,098	10,811	30%

Operating expenses
Cost of services & products	2,318	1,532	51%	5,456	4,479	22%
Selling, general & administrative	1,914	1,144	67%	4,294	3,253	32%
Depreciation	902	627	44%	2,184	1,911	14%
Amortization	459	3	NM	466	3	NM
Restructuring & asset impairment	16	3	NM	37	19	95%
Total operating expenses	5,609	3,309	70%	12,437	9,665	29%

Operating income	581	451	29%	1,661	1,146	45%

Adjusted operating income*	662	454	46%	1,763	1,160	52%

Adjusted OIBDA*	2,023	1,084	87%	4,413	3,074	44%

Capex	$914	$603	52%	$2,010	$1,670	20%

NM – Not meaningful

Selected Unaudited Pro Forma Financial Data (dollars in millions except ARPU)

	Quarter Ended Sept 30, 2005	Quarter Ended Sept 30, 2004	% diff
Net operating revenues
Service	$7,022	$6,330	11%
Equipment	817	695	18%
Wholesale, affiliate and other	227	166	37%
Net operating revenues	8,066	7,191	12%

Operating expenses
Cost of services & products	2,987	2,602	15%
Selling, general & administrative	2,493	2,269	10%
Depreciation	1,115	1,012	10%
Amortization	838	825	2%
Restructuring & asset impairment	16	3	NM
Total operating expenses	7,449	6,711	11%

Operating income	617	480	29%

Adjusted Operating income*	698	483	45%

Adjusted OIBDA*	2,651	2,320	14%

Adjusted OIBDA margin*	37%	36%

Net subscriber adds (in thousands)	1,272	1,697	(25)%
Direct – post-paid (a)	669	979	(32)%
Direct – pre-paid	300	195	54%
Wholesale	213	422	(50)%
Affiliate (a)(b)	90	101	(11)%

Ending subscriber (in thousands)	45,615	38,430	19%
Direct – post-paid (a)(b)	35,967	31,758	13%
Direct – pre-paid	1,987	800	148%
Wholesale	4,596	2,752	67%
Affiliate (a)(b)	3,065	3,120	(2)%

Customer churn
Direct – post-paid	2.1%	2.2%	0%
Direct – pre-paid	4.9%	NM	NM

Service revenues
Direct – post-paid	$6,822	$6,253	9%
Direct – pre-paid	200	77	160%

ARPU*
Direct – post-paid	$65	$67	(3)%
Direct – pre-paid	$37	NM	NM

Hours per subscriber
Direct – post-paid	16.7	15.4	8%
Direct – pre-paid	6.8	6.7	1%

Number of cell sites on air	47,100	42,500	11%

NM – Not meaningful

(a)	In the third quarter of 2005, Post-paid and Affiliate net subscriber adds do not include the impact of 522,000 subscriber transfers related to our acquisition of US Unwired Inc. However, the ending subscriber amounts do reflect these transfers.
(b)	In the fourth quarter of 2004, Sprint corrected the year-end 2004 Post-paid and Affiliate end of period subscribers to remove devices used for demonstration or testing purposes. As this occurred over several years, the third quarter of 2004 end of period subscriber information presented above has not been restated from amounts previously reported.

Discussion of the following Wireless results is on a pro forma basis.

•	In the third quarter, direct post-paid gross additions were 2.9 million, similar to second quarter levels, and a slight decrease over the year-ago period.

•	In the third quarter, Sprint Nextel added a total of 1.3 million subscribers including 669,000 direct post-paid and 300,000 Boost Mobile™ pre-paid.

•	Net operating revenues increased 12% from the year-ago period. Service revenues increased 11% from the year-ago period, due to the growth of the direct customer base. The growth in wholesale and affiliate revenues in the quarter compared to one year ago reflects subscriber gains in the Mobile Virtual Network Operator (MVNO) base. During the third quarter, Sprint Nextel added Disney to its growing lineup of MVNO second-brand partners.

•	Direct post-paid ARPU* was $65 in the third quarter compared to $67 one year ago and $66 in the second quarter. Direct post- paid ARPU* was impacted by 34 cents in the quarter due to hurricane-related customer credits. During the third quarter, average post-paid customer usage was more than 16 hours per month.

•	Post-paid churn was 2.1% this quarter compared to 2.2% in the prior year and 1.9% in the previous quarter.

•	Sprint Nextel continued to expand its wireless high-speed data service (EV-DO) in the third quarter, extending the service initially in business corridors with high wireless-data traffic demands, such as airports and central business districts, followed by broader metropolitan areas. The company launched its first EV-DO business handset during the quarter and also offers two EV-DO-ready Sprint PCS Connection CardsTM.

•	Sprint Nextel added several new sponsorship and content partners in the quarter, further positioning itself as a communications and entertainment company. New agreements were reached with the National Football League, music artist Bon Jovi, GPS provider Garmin and gaming company Electronic Arts. Additionally, SIRIUS Satellite Radio began offering 20 commercial free music channels to wireless customers.

Long Distance

Selected Unaudited Financial Data (dollars in millions)

	Quarter Ended Sept 30, 2005	Quarter Ended Sept 30, 2004	% diff	Nine Months Ended Sept 30, 2005	Nine Months Ended Sept 30, 2004	% diff
Net operating revenues
Voice	$1,085	$1,131	(4)%	$3,204	$3,481	(8)%
Data	402	427	(6)%	1,234	1,317	(6)%
Internet	188	180	4%	544	617	(12)%
Other	60	70	(14)%	190	178	7%
Net operating revenues	1,735	1,808	(4)%	5,172	5,593	(8)%

Operating expenses
Cost of services & products	1,107	1,067	4%	3,282	3,173	3%
Selling, general & administrative	357	439	(19)%	1,096	1,512	(28)%
Depreciation & amortization	122	319	(62)%	353	960	(63)%
Restructuring & asset impairment	21	3,553	(99)%	31	3,646	(99)%
Total operating expenses	1,607	5,378	(70)%	4,762	9,291	(49)%

Operating income (loss)	128	(3,570)	NM	410	(3,698)	NM

Adjusted operating income (loss)*	163	(17)	NM	455	(60)	NM

Adjusted OIBDA*	285	302	(6)%	808	900	(10)%

Adjusted OIBDA* Margin	16%	17%	(6)%	16%	16%	0%

YOY voice volume growth	10%	14%	NM	11%	12%	NM

Capex	$83	$71	17%	$218	$191	14%

NM – Not meaningful

•	Third quarter net operating revenues declined 4% year-over-year as growth in wholesale voice revenues was offset by lower consumer voice and legacy data revenues. Comparisons were also impacted by the sale of Sprint’s Dial IP business in the fourth quarter of 2004.

•	Dedicated IP revenue increased 20% from the year-ago period and 6% sequentially. Data revenues decreased 4% sequentially, reflecting customer transitions to IP-based services.

•	Adjusted Operating Income* was $163 million for the quarter compared to a loss of $17 million in the year-ago period. The increase is primarily due to lower depreciation expense following the asset impairment recorded in the third quarter of 2004. Adjusted Operating Income* rose 9% sequentially.

•	Adjusted OIBDA* was $285 million in the quarter, a decline of 6% from the year-ago period but an increase of 8% sequentially. Adjusted OIBDA* performance reflects the benefits of previous initiatives to streamline sales, marketing and support resources. Results also benefited from a reduction of bad debt.

•	Sprint Nextel continued to gain subscribers and increase revenues through its relationships with the cable network operators. At quarter’s end, Sprint Nextel was providing wireline service to more than 620,000 cable subscribers, a 42% gain over the prior quarter.

Local

Selected Unaudited Financial Data (dollars in millions)

	Quarter Ended Sept 30, 2005	Quarter Ended Sept 30, 2004	% diff	Nine Months Ended Sept 30, 2005	Nine Months Ended Sept 30, 2004	% diff
Net operating revenues
Voice	$1,082	$1,105	(2)%	$3,272	$3,388	(3)%
Data	251	214	17%	724	614	18%
Other	339	277	22%	864	812	6%
Net operating revenues	1,672	1,596	5%	4,860	4,814	1%

Operating expenses
Cost of services & products	641	577	11%	1,766	1,653	7%
Selling, general & administrative	298	337	(12)%	909	1,045	(13)%
Depreciation & amortization	277	274	1%	831	815	2%
Restructuring & asset impairment	1	3	(67)%	3	20	(85)%
Total operating expenses	1,217	1,191	2%	3,509	3,533	(1)%

Operating income	455	405	12%	1,351	1,281	5%

Adjusted operating income*	459	438	5%	1,357	1,330	2%

Adjusted OIBDA*	736	712	3%	2,188	2,145	2%

Adjusted OIBDA* Margin	44%	45%	(2)%	45%	45%	0%

Access lines (in thousands)	7,438	7,718	(3.6)%	7,438	7,718	(3.6)%
DSL lines (in thousands)	638	432	48%	638	432	48%

Capex	$205	$251	(18)%	$554	$697	(21)%

NM – Not meaningful

•	Third quarter revenues of $1.67 billion increased 5% compared to the year-ago period due to increased non-affiliate sales in North Supply and flat performance in the Local telephone operations.

•	Adjusted Operating Income* was $459 million for the third quarter compared to $438 million a year ago.

•	Adjusted OIBDA* was $736 million for the quarter compared to $712 million last year, a 3% increase.

•	At the end of the period, 73% of Local lines were DSL-capable and penetration of capable lines was 12%. Total data revenue grew by 17% to nearly $1 billion on an annualized basis.

•	Total access lines declined 3.6% from the year-ago period. Wireless substitution and competitive losses continue to be the primary drivers of access line losses.

•	Sprint Nextel expects to spin-off its Local business to its shareholders in the second quarter of 2006.

Forward-Looking Guidance

Pro forma Consolidated revenues for the year are expected to be about $44 billion, up about 8% from prior year pro forma revenues.

•	Wireless pro forma revenues are expected to be up 12% to 13% from prior year pro forma revenues.

•	Full year Long Distance revenues are expected to decline by approximately 6% from the prior year.

•	Full year Local revenues are expected to go up slightly from 2004 levels.

Pro forma Consolidated Adjusted OIBDA* for the year is estimated to be about $14 billion, up approximately 9% from prior year pro forma Adjusted OIBDA*.

Pro forma Capex is forecasted to be about $6.4 billion for the year, excluding re-banding.

•	Wireless – about $5 billion

•	Long Distance – about $350 million

•	Local - $850 to $900 million

In the fourth quarter, exclusive of affiliate acquisitions, we expect to add approximately 1.4 million direct subscribers with strong sequential gains in both post-paid and pre-paid.

*Financial Measures

Sprint Nextel provides financial measures generated using generally accepted accounting principles (GAAP) and using adjustments to GAAP (non-GAAP). The non-GAAP financial measures reflect industry conventions, or standard measures of liquidity, profitability or performance commonly used by the investment community for comparability purposes. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We have defined below each of the non-GAAP measures we use, but these measures may not be synonymous to similar measurement terms used by other companies.

Sprint Nextel provides reconciliations of these non-GAAP measures in its financial reporting. Because Sprint Nextel does not predict special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, Sprint Nextel does not provide reconciliations to GAAP of its forward-looking financial measures.

The measures used in this release include the following:

Adjusted Operating Income (Loss) is defined as operating income plus special items. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statement of operations. We believe this measure is useful because it allows investors to evaluate our operating results for different periods on a more comparable basis by excluding special items.

Adjusted Net Income (Loss) and Adjusted Earnings per Share (EPS) or Adjusted Loss per Share are defined as net income or loss plus special items, net of tax and the diluted EPS calculated thereon. These non-GAAP measures should be used in addition to, but not as a substitute for, the analysis provided in the statement of operations. We believe that these measures are useful because they allow investors to evaluate our performance for different periods on a more comparable basis by excluding items that do not relate to the ongoing operations of our businesses.

Adjusted OIBDA is defined as operating income plus depreciation, amortization and special items. Adjusted OIBDA Margin represents Adjusted OIBDA divided by non-equipment net operating revenues for wireless and Adjusted OIBDA divided by net operating revenues for Local and Long Distance. Although we have used substantively similar measures in the past, which we called “Adjusted EBITDA,” we now use the term Adjusted OIBDA and Adjusted OIBDA Margin to describe the measure we use as it more clearly reflects the elements of the measure. These non-GAAP measures should be used in addition to, but not as a substitute for, the analysis provided in the statement of operations. We believe that Adjusted OIBDA and Adjusted OIBDA Margin provide useful information to investors because they are an indicator of the strength and performance of our ongoing business operations, including our ability to fund discretionary spending such as capital expenditures, spectrum acquisitions and other investments and our ability to incur and service debt. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Adjusted OIBDA and Adjusted OIBDA Margin are calculations commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the telecommunications industry.

Free Cash Flow is defined as the change in cash and equivalents less the change in debt, investment in marketable securities, proceeds from common stock and other financing activities, net. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statement of cash flows. We believe that Free Cash Flow provides useful information to investors, analysts and our management about the cash generated by our core operations after interest and dividends and our ability to fund scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt and purchase or sale of investments.

Net Debt is consolidated debt, including current maturities, less cash and equivalents and current marketable securities. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statements of financial position and cash flows. We believe that Net Debt provides useful information to investors, analysts and credit rating agencies about the capacity of the company to reduce the debt load and improve its capital structure.

ARPU (Average monthly service revenue per user) is calculated by dividing wireless service revenues from direct subscribers by weighted average monthly wireless direct subscribers. This industry operating metric is used to measure revenue on a per-user basis. While this measure is not defined under accounting principles generally accepted in the United States, the measure uses GAAP service revenues as the basis for calculation. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers.

Safe Harbor

This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business outlook, expected performance, as well as other statements that are not historical facts, are forward-looking statements. The words “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “providing guidance” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, customer and network usage, customer growth and retention, pricing, operating costs, the timing of various events and the economic environment.

Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

•	the uncertainties related to the benefits of the Nextel merger, including anticipated synergies and cost savings and the timing thereof;

•	the uncertainties related to the contemplated spin-off of our local telecommunications business;

•	the effects of vigorous competition and the overall demand for Sprint Nextel’s service offerings in the markets in which Sprint Nextel operates;

•	the costs and business risks associated with providing new services and entering new markets;

•	adverse change in the ratings afforded our debt securities by ratings agencies;

•	the ability of Wireless to continue to grow and improve profitability;

•	the ability of Local and Long Distance to achieve expected revenues;

•	the effects of mergers and consolidations in the telecommunications industry and unexpected announcements or developments from others in the telecommunications industry;

•	the uncertainties related to Sprint Nextel’s investments in networks, systems, and other businesses;

•	the uncertainties related to the implementation of Sprint Nextel’s business strategies,

•	the impact of new, emerging and competing technologies on Sprint Nextel’s business;

•	unexpected results of litigation pending or filed against Sprint Nextel;

•	no significant adverse change in Motorola, Inc.’s ability or willingness to provide handsets and related equipment and software applications or to develop new technologies or features for the iDEN network;

•	the network performance, including any performance issues resulting from the reconfiguration of the 800 Megahertz band of the iDEN network that is contemplated by the Federal Communications Commission’s Report and Order, released in August 2004 and supplemented thereafter;

•	the costs of compliance with regulatory mandates, particularly requirements related to the Federal Communications Commission’s Report and Order and deployment of enhanced 911 services on the iDEN network;

•	the risk of equipment failure, natural disasters, terrorist acts, or other breaches of network or information technology security;

•	the risk that third parties are unable to perform to our requirements under agreements related to our business operations;

•	the possibility of one or more of the markets in which Sprint Nextel competes being impacted by changes in political or other factors such as monetary policy, legal and regulatory changes or other external factors over which Sprint Nextel has no control; and

•	other risks referenced from time to time in Sprint Nextel’s filings with the Securities and Exchange Commission (SEC), including its Form 10-K for the year ended December 31, 2004, as amended, and its quarterly reports on Form 10-Q for the subsequent quarterly periods.

Sprint Nextel believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Sprint Nextel is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release. Sprint Nextel provides a detailed discussion of risk factors in periodic SEC filings, including its 2004 Form 10-K as amended, and you are encouraged to review these filings.

About Sprint Nextel

Sprint Nextel offers a comprehensive range of wireless and wireline communications services to consumer, business and government customers. Sprint Nextel is widely recognized for developing, engineering and deploying innovative technologies, including two robust wireless networks offering industry leading mobile data services; instant national and international walkie-talkie capabilities; and an award-winning and global Tier 1 Internet backbone. For more information, visit www.sprint.com/mr <http://www.sprint.com/mr>.

Sprint Nextel Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(millions, except share data)

	Quarter-to-Date		Year-to-Date
Periods Ended September 30,	2005	2004	2005	2004
Net Operating Revenues (1)	$9,335	$6,922	$23,384	$20,498

Operating Expenses
Costs of services and products (1)	3,805	2,936	9,760	8,589
Selling, general and administrative (1), (2)	2,810	1,920	6,567	5,810
Depreciation	1,299	1,218	3,364	3,683
Amortization	460	4	467	4
Restructuring and asset impairments (3)	38	3,559	71	3,685

Total operating expenses	8,412	9,637	20,229	21,771

Operating Income (Loss)	923	(2,715)	3,155	(1,273)
Interest expense	(346)	(305)	(927)	(947)
Premium on early retirement of debt (4)	—	(38)	—	(58)
Other income (expense), net (5)	233	13	314	(17)

Income (loss) before income taxes	810	(3,045)	2,542	(2,295)
Income tax (expense) benefit	(294)	1,135	(954)	846

Net Income (Loss)	516	(1,910)	1,588	(1,449)
Earnings allocated to participating securities	—	(3)	—	(9)
Preferred stock dividends paid	(2)	(2)	(5)	(5)

Earnings (Loss) Applicable to Common Stock	$514	$(1,915)	$1,583	$(1,463)

Diluted Earnings (Loss) per Common Share	$0.23	$(1.32)	$0.91	$(1.02)

Diluted weighted average common shares	2,242.1	1,450.6	1,745.0	1,433.8

Basic Earnings (Loss) per Common Share	$0.23	$(1.32)	$0.92	$(1.02)

See accompanying Notes to Consolidated Statements of Operations.

Sprint Nextel Corporation

NOTES TO CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(1)	In the 2005 third quarter and year-to-date periods, Sprint recorded hurricane-related charges of $82 million, which reduced net income by $51 million.

In the 2004 third quarter and year-to-date periods, Sprint recorded hurricane-related charges of $30 million, which reduced net income by $18 million.

(2)	In the 2005 third quarter, Sprint recorded merger-related charges of $241 million, which reduced net income by $153 million. All merger costs were related to Sprint’s merger with Nextel and planned spin-off of Sprint’s local operations. Merger-related costs have been reflected as unallocated corporate costs and therefore have been excluded from segment results.

In the 2005 year-to-date period, Sprint recorded merger-related charges of $268 million, which reduced net income by $170 million. All merger costs were related to Sprint’s merger with Nextel and planned spin-off of Sprint’s local operations. Merger-related costs have been reflected as unallocated corporate costs and therefore have been excluded from segment results.

In the 2004 year-to-date period, Sprint recognized a $14 million pre-tax benefit to bad debt expense as a result of the final payment of the settlement of claims with MCI (WorldCom) that previously had been fully reserved. This settlement increased net income by $9 million.

(3)	In the 2005 third quarter, Sprint recorded restructuring and asset impairment charges of $38 million, which reduced net income by $25 million. Restructuring charges of $9 million were related to Sprint’s ongoing organizational realignment initiatives and the termination of the Web Hosting business. Asset impairment charges of $30 million were primarily related to hurricane damage.

In the 2005 year-to-date period, Sprint recorded restructuring and asset impairment charges of $71 million, which reduced net income by $45 million. In addition to the 2005 third quarter charges noted above, Sprint recorded restructuring charges of $5 million related to Sprint’s ongoing organizational realignment initiatives and the termination of the Web Hosting business. Asset impairment charges of $28 million were related to the write-down of various software applications.

In the 2004 third quarter, Sprint recorded restructuring and asset impairment charges of $3.56 billion, which increased loss from continuing operations by $2.24 billion. The impairment of Sprint’s long distance network assets, which was determined in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, resulted in a pre-tax, non-cash charge of $3.54 billion. This charge was the result of the analysis of long distance business trends and projections that considered current industry and competitive conditions, recent regulatory rulings, evolving technologies and the company’s strategy to expand its position as a leader in the development and delivery of customer solutions requiring transparent wireless and wireline connectivity. This charge reduced the net book value of Sprint’s long distance property, plant and equipment by about 60%, to $2.3 billion at September 30, 2004. Restructuring charges related to Sprint’s organizational realignment initiatives and the termination of the Web Hosting business aggregated $19 million in the quarter.

In the 2004 year-to-date period, Sprint recorded $3.69 billion in restructuring charges and asset impairments, which increased loss from continuing operations by $2.31 billion. In addition to the 2004 third quarter charges noted above, Sprint recorded $126 million of restructuring charges associated with Sprint’s organizational realignment initiatives and the termination of the Web Hosting business.

(4)	In the 2004 third quarter, Sprint recorded a $38 million charge reflecting premiums paid for the early retirement of $516 million of senior notes. In connection with this retirement, Sprint recognized $3 million of deferred debt costs and other fees in Other income (expense), net. These charges increased loss from continuing operations by $25 million.

In the 2004 year to date period, Sprint recorded $58 million in charges reflecting premiums paid for the early retirement of debt. In addition to the 2004 third quarter charges noted above, Sprint recorded a $20 million charge for premiums paid on the early retirement of $750 million of equity unit notes. In connection with these retirements, Sprint recognized $12 million of deferred debt costs in Other income (expense), net. These charges reduced net income by $43 million.

(5)	In the 2005 third quarter and year-to-date periods, Sprint recorded income of $142 million related to activities associated with various equity method investees and marketable securities transactions. These gains increased net income by $90 million.

Sprint Nextel Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(millions)

	September 30, 2005	December 31, 2004
	(Unaudited)
Assets
Current assets
Cash and equivalents	$7,825	$4,176
Marketable debt securities	1,110	445
Accounts receivable, net	4,849	3,107
Inventories	1,004	651
Deferred tax asset	2,164	1,049
Prepaid expenses and other	813	547

Total current assets	17,765	9,975

Net property, plant and equipment	30,591	22,628

Net intangible assets	49,487	7,836

Other	3,472	882

Total	$101,315	$41,321

Liabilities and Shareholders’ Equity
Current liabilities
Current maturities of long-term debt	$1,760	$1,288
Accounts payable and accrued interconnection costs	3,452	2,671
Other accrued liabilities	4,774	2,943

Total current liabilities	9,986	6,902

Noncurrent liabilities
Long-term debt and capital lease obligations	23,538	15,916
Deferred income taxes	12,050	2,176
Communications towers - deferred rental income	1,118	—
Other accrued liabilities	2,844	2,559

Total noncurrent liabilities	39,550	20,651

Redeemable preferred stock	247	247

Shareholders’ equity
Common stock	5,826	2,950
Other shareholders’ equity	45,706	10,571

Total shareholders’ equity	51,532	13,521

Total	$101,315	$41,321

Sprint Nextel Corporation

CONDENSED CONSOLIDATED CASH FLOW INFORMATION (Unaudited)

(millions)

Year-to-Date September 30,	2005	2004
Operating Activities
Net income (loss)	$1,588	$(1,449)
Depreciation and amortization	3,831	3,687
Deferred income taxes	742	(879)
Losses on write-down of assets	57	3,540
Proceeds from lease of communications towers	1,195	—
Other, net	(625)	(373)

Net cash provided by operating activities	6,788	4,526

Investing Activities
Capital expenditures	(2,908)	(2,642)
Cash acquired in Nextel merger, net of cash paid	1,183	—
Purchase of US Unwired, net of cash acquired	(949)	—
Investments in debt securities, net	49	85
Proceeds from sales of assets and other	597	19
Other, net	156	(45)

Net cash used by investing activities	(1,872)	(2,583)

Financing Activities
Change in debt, net	(1,139)	(1,685)
Dividends paid	(447)	(485)
Proceeds from common stock issued	293	1,802
Other, net	26	(14)

Net cash used by financing activities	(1,267)	(382)

Change in cash and equivalents	3,649	1,561

Cash and equivalents at beginning of period	4,176	2,287

Cash and equivalents at end of period	$7,825	$3,848

Sprint Nextel Corporation

NON-GAAP MEASURES AND RECONCILIATIONS (Unaudited)

(millions)

Quarter-to-date September 30, 2005	Consolidated	Wireless	Local	Long Distance	Other & Eliminations
Operating income (loss)	$923	$581	$455	$128	$(241)
Special items (1)	361	81	4	35	241

Adjusted operating income*	1,284	662	459	163	—
Depreciation and amortization	1,759	1,361	277	122	(1)

Adjusted OIBDA*	$3,043	$2,023	$736	$285	$(1)

Adjusted OIBDA*	$3,043
Adjust for special items	(361)
Other operating activities, net (2)	(790)
Capital expenditures	(1,252)
Purchase of Nextel, net of cash acquired	1,183
Purchase of US Unwired, net of cash acquired	(949)
Dividends paid	(74)
Proceeds from sales of assets	381
Other investing activities, net	173

Free Cash Flow*	1,354
Decrease in debt, net	(87)
Investments in debt securities, net	134
Proceeds from common stock issued	187
Other financing activities, net	2

Change in cash and equivalents - GAAP	$1,590

Quarter-to-date September 30, 2004	Consolidated	Wireless	Local	Long Distance	Other & Eliminations
Operating income (loss)	$(2,715)	$451	$405	$(3,570)	$(1)
Special items (1)	3,589	3	33	3,553	—

Adjusted operating income (loss)*	874	454	438	(17)	(1)
Depreciation and amortization	1,222	630	274	319	(1)

Adjusted OIBDA*	$2,096	$1,084	$712	$302	$(2)

Adjusted OIBDA*	$2,096
Adjust for special items	(3,589)
Other operating activities, net (2)	3,085
Capital expenditures	(966)
Dividends paid	(190)
Other investing activities, net	3

Free Cash Flow*	439
Decrease in debt, net	(573)
Proceeds from common stock issued	1,757
Investments in debt securities, net	80
Other financing activities, net	(22)

Change in cash and equivalents - GAAP	$1,681

(1)	See accompanying Notes to Consolidated Statements of Operations for more information on special items.
(2)	Other operating activities, net includes the change in working capital, change in deferred income taxes, miscellaneous operating activities and non-operating items in net income (loss).

Sprint Nextel Corporation

NON-GAAP MEASURES AND RECONCILIATIONS (Unaudited)

(millions)

Year-to-date September 30, 2005	Consolidated	Wireless	Local	Long Distance	Other & Eliminations
Operating income (loss)	$3,155	$1,661	$1,351	$410	$(267)
Special items (1)	421	102	6	45	268

Adjusted operating income*	3,576	1,763	1,357	455	1
Depreciation and amortization	3,831	2,650	831	353	(3)

Adjusted OIBDA*	$7,407	$4,413	$2,188	$808	$(2)

Adjusted OIBDA*	$7,407
Adjust for special items	(421)
Other operating activities, net (2)	(198)
Capital expenditures	(2,908)
Purchase of Nextel, net of cash acquired	1,183
Purchase of US Unwired, net of cash acquired	(949)
Dividends paid	(447)
Proceeds from sales of assets	597
Other investing activities, net	156

Free Cash Flow*	4,420
Decrease in debt, net	(1,139)
Investments in debt securities, net	49
Proceeds from common stock issued	293
Other financing activities, net	26

Change in cash and equivalents - GAAP	$3,649

Year-to-date September 30, 2004	Consolidated	Wireless	Local	Long Distance	Other & Eliminations
Operating income (loss)	$(1,273)	$1,146	$1,281	$(3,698)	$(2)
Special items (1)	3,701	14	49	3,638	—

Adjusted operating income (loss)*	2,428	1,160	1,330	(60)	(2)
Depreciation and amortization	3,687	1,914	815	960	(2)

Adjusted OIBDA*	$6,115	$3,074	$2,145	$900	$(4)

Adjusted OIBDA*	$6,115
Adjust for special items	(3,701)
Other operating activities, net (2)	2,112
Capital expenditures	(2,642)
Dividends paid	(485)
Other investing activities, net	(26)

Free Cash Flow*	1,373
Decrease in debt, net	(1,685)
Proceeds from common stock issued	1,802
Investments in debt securities, net	85
Other financing activities, net	(14)

Change in cash and equivalents - GAAP	$1,561

(1)	See accompanying Notes to Consolidated Statements of Operations for more information on special items.
(2)	Other operating activities, net includes the change in working capital, change in deferred income taxes, miscellaneous operating activities and non-operating items in net income (loss).

Sprint Nextel Corporation

NON-GAAP MEASURES AND RECONCILIATIONS (Unaudited)

(millions)

Quarter-to-date March 31, 2005	Consolidated	Wireless	Local	Long Distance	Other & Eliminations
Operating income (loss)	$1,036	$455	$435	$146	$—
Special items (1)	—	2	1	(3)	—

Adjusted operating income (loss)*	1,036	457	436	143	—
Depreciation and amortization	1,036	644	276	117	(1)

Adjusted OIBDA*	$2,072	$1,101	$712	$260	$(1)

Adjusted OIBDA*	$2,072
Other operating activities, net (2)	(688)
Capital expenditures	(659)
Dividends paid	(187)
Other investing activities, net	(6)

Free Cash Flow*	532
Decrease in debt, net	(1,012)
Investments in debt securities, net	(80)
Proceeds from common stock issued	58
Other financing activities, net	13

Change in cash and equivalents - GAAP	$(489)

Quarter-to-date June 30, 2005	Consolidated	Wireless	Local	Long Distance	Other & Eliminations
Operating income (loss)	$1,196	$625	$461	$136	$(26)
Special items (1)	60	19	1	13	27

Adjusted operating income (loss)*	1,256	644	462	149	1
Depreciation and amortization	1,036	645	278	114	(1)

Adjusted OIBDA*	$2,292	$1,289	$740	$263	$—

Adjusted OIBDA*	$2,292
Adjust for special items	(60)
Other operating activities, net (2)	1,280
Capital expenditures	(997)
Dividends paid	(186)
Proceeds from sales of assets	208
Other investing activities, net	(3)

Free Cash Flow*	2,534
Decrease in debt, net	(40)
Proceeds from common stock issued	48
Investments in debt securities, net	(5)
Other financing activities, net	11

Change in cash and equivalents - GAAP	$2,548

(1)	See accompanying Notes to Consolidated Statements of Operations for more information on special items.
(2)	Other operating activities, net includes the change in working capital, change in deferred income taxes, miscellaneous operating activities and non-operating items in net income (loss).

Sprint Nextel Corporation

RECONCILIATIONS OF EARNINGS PER SHARE (Unaudited)

(millions, except per share data)

	Quarter-to-Date		Year-to-Date
Periods Ended September 30,	2005	2004	2005	2004
Earnings (Loss) Applicable to Common Stock	$514	$(1,915)	$1,583	$(1,463)
Earnings allocated to participating securities	—	3	—	9
Preferred stock dividends paid	2	2	5	5

GAAP Net income (loss)	516	(1,910)	1,588	(1,449)

Special items (net of taxes) (1)
Restructuring and asset impairments	25	2,235	45	2,312
Merger and integration expense	153	—	170	—
Hurricane charges (excluding asset impairments)	51	18	51	18
Gains on investment activities and equity in earnings	(90)	—	(90)	—
MCI (WorldCom) settlement	—	—	—	(9)
Premium on early retirement of debt	—	25	—	43

Adjusted Net Income*	$655	$368	$1,764	$915

GAAP diluted earnings (loss) per share	$0.23	$(1.32)	$0.91	$(1.02)
Special items	0.06	1.57	0.10	1.65

Adjusted Earnings Per Share* (2)	$0.29	$0.25	$1.01	$0.63

(1)	See accompanying Notes to Consolidated Statements of Operations for more information on special items.
(2)	Earnings per share data may not add due to rounding.

Sprint Nextel Corporation

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(millions, except share data)

Quarters Ended	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004
Net Operating Revenues	$11,209	$10,978	$10,586	$10,539	$10,349	$10,183	$9,831

Operating Expenses
Costs of services and products	4,472	4,230	4,094	4,152	4,002	3,851	3,776
Selling, general and administrative	3,473	3,160	3,191	3,095	3,045	3,117	2,953
Depreciation	1,512	1,500	1,470	1,424	1,603	1,622	1,601
Amortization	839	821	822	823	826	826	826
Restructuring and asset impairments	38	33	—	46	3,559	96	30

Total operating expenses	10,334	9,744	9,577	9,540	13,035	9,512	9,186

Operating Income (Loss)	875	1,234	1,009	999	(2,686)	671	645
Interest expense	(406)	(405)	(422)	(435)	(446)	(466)	(475)
Premium on early retirement of debt	—	—	(37)	(34)	(72)	(54)	(17)
Other income (expense), net	205	92	51	39	22	(3)	7

Income (loss) before income taxes	674	921	601	569	(3,182)	148	160
Income tax (expense) benefit	(181)	(303)	(43)	(166)	1,345	(64)	(56)

Net Income (Loss)	493	618	558	403	(1,837)	84	104
Earnings allocated to participating securities	—	—	—	—	(3)	(6)	—
Preferred stock dividends paid	(2)	(1)	(2)	(2)	(2)	(1)	(2)

Earnings (Loss) Applicable to Common Stock	$491	$617	$556	$401	$(1,842)	$77	$102

Diluted Earnings per Common Share - PRO FORMA
Diluted earnings (loss) per share	$0.16	$0.21	$0.19	$0.14	$(0.64)	$0.03	$0.03
Special items	0.08	0.02	0.01	0.02	0.80	0.03	0.01

Adjusted EPS *	0.25	0.23	0.20	0.15	0.16	0.06	0.04

Diluted weighted average common shares	2,976.1	2,950.1	2,944.8	2,928.8	2,868.6	2,931.1	2,927.2

Special Item Reconciliations
Operating income (loss) - PRO FORMA	$875	$1,234	$1,009	$999	$(2,686)	$671	$645
Special items:
Restructuring and asset impairments	38	33	—	46	3,559	96	30
Merger and integration expense	325	62	10	—	—	—	—
Hurricane charges (excluding asset impairments)	82	—	—	—	30	—	—
MCI (WorldCom) bad debt	—	—	—	—	—	(14)	—

Adjusted operating income *	1,320	1,329	1,019	1,045	903	753	675
Depreciation and amortization	2,351	2,321	2,292	2,247	2,429	2,448	2,427

Adjusted OIBDA *	$3,671	$3,650	$3,311	$3,292	$3,332	$3,201	$3,102

Net income (loss) - PRO FORMA	$493	$618	$558	$403	$(1,837)	$84	$104
Special items (net of tax):
Total special items included in operating income	284	58	6	30	2,253	49	19
Gains on investment activities and equity in earnings	(90)	—	—	—	—	—	—
Motorola consent fee	50	—	—	—	—	—	—
Premium on early retirement of debt	—	—	22	20	46	39	10

Adjusted net income *	$737	$676	$586	$453	$462	$172	$133

Pro Forma consolidated statements of operations have been presented as if the Sprint Nextel merger occurred at the beginning of each period presented.

Sprint Nextel Corporation

PRO FORMA WIRELESS STATEMENTS OF OPERATIONS (Unaudited)

(millions, except statistics data)

Quarters Ended	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004
Net Operating Revenues
Service	$7,022	$6,928	$6,616	$6,437	$6,330	$6,070	$5,738
Equipment	817	757	679	816	695	738	704
Wholesale, affiliate and other	227	225	225	197	166	124	121

Total	8,066	7,910	7,520	7,450	7,191	6,932	6,563

Operating Expenses
Costs of services and products	2,987	2,808	2,706	2,782	2,602	2,469	2,458
Selling, general and administrative	2,493	2,455	2,474	2,359	2,269	2,224	2,065
Depreciation	1,115	1,109	1,078	1,040	1,012	1,030	1,012
Amortization	838	821	822	823	825	826	826
Restructuring and asset impairments	16	19	2	11	3	12	4

Total operating expenses	7,449	7,212	7,082	7,015	6,711	6,561	6,365

Operating Income	$617	$698	$438	$435	$480	$371	$198

Special Item Reconciliations
Operating income (loss) - PRO FORMA	$617	$698	$438	$435	$480	$371	$198
Special items:
Restructuring and asset impairments	16	19	2	11	3	12	4
Hurricane charges (excluding asset impairments)	65	—	—	—	—	—	—
MCI (WorldCom) bad debt	—	—	—	—	—	(5)	—

Adjusted operating income *	698	717	440	446	483	378	202
Depreciation and amortization	1,953	1,930	1,900	1,863	1,837	1,856	1,838

Adjusted OIBDA *	$2,651	$2,647	$2,340	$2,309	$2,320	$2,234	$2,040

Operating income margin - PRO FORMA	8.5%	9.8%	6.4%	6.6%	7.4%	6.0%	3.4%
Adjusted OIBDA Margin *	36.6%	37.0%	34.2%	34.8%	35.7%	36.1%	34.8%
Selected Operating Statistics
Direct Post-Paid Subscribers
Service revenue (millions)	$6,822	$6,746	$6,455	$6,321	$6,253	$6,012	$5,689
ARPU	65	66	65	65	67	66	65
Churn	2.1%	1.9%	2.1%	2.2%	2.2%	2.0%	2.4%
Additions (in thousands) (1)	669	950	1,014	1,121	979	1,050	889
End of period subscribers (in thousands) (2)	35,967	34,776	33,826	32,812	31,758	30,779	29,638
Direct Pre-Paid Subscribers (Boost)
Service revenue (millions)	$200	$182	$161	$116	$77	$58	$49
ARPU	37	38	40	—	—	—	—
Churn	4.9%	6.2%	5.0%	—	—	—	—
Additions (in thousands)	300	213	314	360	195	68	132
End of period subscribers (in thousands)	1,987	1,687	1,474	1,160	800	605	537
Wholesale Subscribers
Additions (in thousands)	213	87	621	923	422	299	420
End of period subscribers (in thousands)	4,596	4,383	4,296	3,675	2,752	2,330	2,031
Affiliate Subscribers
Additions (in thousands) (1)	90	101	166	133	101	93	138
End of period subscribers (in thousands) (2)	3,065	3,497	3,396	3,230	3,120	3,019	3,017

(1)	Direct post-paid and affiliate net subscriber additions have been reflected before transfers from the affiliate subscriber base totaling 522 thousand in the 2005 third quarter and 91 thousand in the 2004 second quarter.
(2)	In the 2004 fourth quarter, Sprint corrected the year-end 2004 post-paid and affiliate end of period subscribers to remove devices used for demonstration or testing purposes.

Pro Forma wireless statements of operations have been presented as if the Sprint Nextel merger occurred at the beginning of each period presented.

Sprint Nextel Corporation

OPERATING STATISTICS

	1Q05	2Q05	3Q05	4Q05	YTD 2005
Local

Financial Statistics (millions)
Total Local operating revenues	$1,597	1,591	$1,672		$4,860
Voice net operating revenue	$1,105	1,085	$1,082		$3,272
Data net operating revenue	$233	240	$251		$724
DSL service revenues	$72	76	$87		$235
Other net operating revenue	$259	266	$339		$864
Operating income	$435	461	$455		$1,351
Operating income margin	27.2%	29.0%	27.2%		27.8%
Adjusted OIBDA*	$712	740	$736		$2,188
Adjusted OIBDA* margin	44.6%	46.5%	44.0%		45.0%
Capital expenditures	$152	197	$205		$554
Adjusted OIBDA* less capital expenditures	$560	543	$531		$1,634

Other Statistics

Total access lines (thousands)	7,639	7,530	7,438
Residential access lines	5,312	5,215	5,135
Business access lines	2,097	2,093	2,089
Wholesale access lines	230	222	214
YOY Access line decline	-3.0%	-3.2%	-3.6%
Percentage of Sprint local access lines with Sprint long distance service	55%	56%	57%
- Residential	57%	58%	59%
- Business	49%	50%	51%
Access minutes of use (millions)	7,548	7,000	7,082		21,630
Long distance minutes of use (millions)	1,325	1,282	1,309		3,916
Strategic product penetration - residential	71%	71%	72%
DSL lines in service (thousands)	551	590	638
- Residential	440	469	507
- Business	111	121	131
DSL capable lines (thousands)	5,500	5,461	5,445

Long Distance

Financial Statistics (millions)
Total Long Distance net operating revenues	$1,715	$1,722	$1,735		$5,172
Voice net operating revenue	$1,065	$1,054	$1,085		$3,204
Data net operating revenue	$412	$420	$402		$1,234
Internet net operating revenue	$178	$178	$188		$544
Other net operating revenue	$60	$70	$60		$190
Operating income (loss)	$146	$136	$128		$410
Operating income margin	8.5%	7.9%	7.4%		7.9%
Adjusted OIBDA*	$260	$263	$285		$808
Adjusted OIBDA* margin	15.2%	15.3%	16.4%		15.6%
Capital expenditures	$65	$70	$83		$218
Adjusted OIBDA* less capital expenditures	$195	$193	$202		$590

Other Statistics
YOY Long Distance voice volume growth	12%	12%	10%		11%

This information should be reviewed in connection with Sprint’s consolidated financial statements.

Sprint Nextel Corporation

LOCAL DIVISION - STATEMENTS OF OPERATIONS (Unaudited)

RECONCILIATION OF NEW SEGMENT REPORTING

(millions)

Quarter Ended 09/30/2005	Local as Previously Reported	North Supply	Intercompany * Eliminations	Local Division
Net Operating Revenues	$1,497	$274	$(99)	$1,672

Operating Expenses
Costs of services and products	490	245	(94)	641
Selling, general and administrative	268	29	1	298
Depreciation and amortization	278	5	(6)	277
Restructuring and asset impairments	1	—	—	1

Total operating expenses	1,037	279	(99)	1,217

Operating Income (Loss)	$460	$(5)	$—	$455

Adjusted OIBDA*	$742	$—	$(6)	$736

Capex	$209	$2	$(6)	$205

Operating Income (Loss)	$460	$(5)
Special items	4	—

Adjusted Operating Income (Loss)*	464	(5)
Depreciation and amortization	278	5

Adjusted OIBDA*	$742	$—

Adjusted OIBDA Margin*	50%	0%
Operating Income Margin	31%	-2%

Quarter Ended 09/30/2004	Local as Previously Reported	North Supply	Intercompany * Eliminations	Local Division
Net Operating Revenues	$1,496	$217	$(117)	$1,596
Operating Expenses
Costs of services and products	499	190	(112)	577
Selling, general and administrative	311	26	—	337
Depreciation and amortization	272	6	(4)	274
Restructuring and asset impairments	3	—	—	3

Total operating expenses	1,085	222	(116)	1,191

Operating Income (Loss)	$411	$(5)	$(1)	$405

Adjusted OIBDA*	$716	$1	$(5)	$712

Capex	$257	$—	$(6)	$251

Operating Income (Loss)	$411	$(5)
Special items	33	—

Adjusted Operating Income (Loss)*	444	(5)
Depreciation and amortization	272	6

Adjusted OIBDA*	$716	$1

Adjusted OIBDA Margin*	48%	0%
Operating Income Margin	27%	-2%

*	Intercompany eliminations also include certain immaterial rounding differences

Sprint Nextel Corporation

LOCAL DIVISION - STATEMENTS OF OPERATIONS (Unaudited)

RECONCILIATION OF NEW SEGMENT REPORTING

(millions)

Year to Date 09/30/2005	Local as Previously Reported	North Supply	Intercompany * Eliminations	Local Division
Net Operating Revenues	$4,476	$658	$(274)	$4,860

Operating Expenses
Costs of services and products	1,440	583	(257)	1,766
Selling, general and administrative	827	83	(1)	909
Depreciation and amortization	832	16	(17)	831
Restructuring and asset impairments	4	—	(1)	3

Total operating expenses	3,103	682	(276)	3,509

Operating Income (Loss)	$1,373	$(24)	$2	$1,351

Adjusted OIBDA*	$2,213	$(8)	$(17)	$2,188

Capex	$566	$4	$(16)	$554

Operating Income (Loss)	$1,373	$(24)
Special items	8	—

Adjusted Operating Income (Loss)*	1,381	(24)
Depreciation and amortization	832	16

Adjusted OIBDA*	$2,213	$(8)

Adjusted OIBDA Margin*	49%	-1%
Operating Income Margin	31%	-4%

Year to Date 09/30/2004	Local as Previously Reported	North Supply	Intercompany * Eliminations	Local Division
Net Operating Revenues	$4,512	$638	$(336)	$4,814

Operating Expenses
Costs of services and products	1,412	559	(318)	1,653
Selling, general and administrative	967	78	—	1,045
Depreciation and amortization	811	17	(13)	815
Restructuring and asset impairments	20	—	—	20

Total operating expenses	3,210	654	(331)	3,533

Operating Income (Loss)	$1,302	$(16)	$(5)	$1,281

Adjusted OIBDA*	$2,162	$1	$(18)	$2,145

Capex	$713	$2	$(18)	$697

Operating Income (Loss)	$1,302	$(16)
Special items	49	—

Adjusted Operating Income (Loss)*	1,351	(16)
Depreciation and amortization	811	17

Adjusted OIBDA*	$2,162	$1

Adjusted OIBDA Margin*	48%	0%
Operating Income Margin	29%	-3%

*	Intercompany eliminations also include certain immaterial rounding differences